Exhibit 10

Avricore

Health

Avricore Health Inc.

Suite 1120 789 West Pender Street

Vancouver, British Columbia V6C 1H2

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 21, 2023.

NOTICE IS HEREBY GIVEN that the annual general and special meeting (the “Meeting”) of Avricore Health Inc. (the “Company” or “AVRICORE”) will be held at Suite 1120 — 789 West Pender Street, Vancouver, British Columbia, V6C 1H2 on Wednesday, June 21, 2023 at 10:00 a.m. (Vancouver time) for the following purposes:

1.	to receive the audited financial statements of the Company for the financial year ended December 31, 2022, together with the auditor’s report thereon;

2,	to fix the number of directors at seven (7);

3.	to elect directors of the Company for the ensuing year;

4.	to appoint Manning Elliot LLP, Chartered Professional Accountants, as the Company’s auditors for the ensuing year, and to authorize the directors to fix the remuneration to be paid to the auditors for the ensuing year;

5.	to approve, ratify and confirm by ordinary resolution the Company’s new fixed 20% Stock Option Plan for the ensuing year, as set forth in the Information Circular accompanying this Notice;

6.	to transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

Specific details of the matters proposed to be put before the Meeting are set forth in the Information Circular. The Corporation is offering its shareholders the option to listen and participate (but not vote) at the Meeting in real time by Zoom Meeting at the following coordinates:

Join Zoom Meeting

littps://us02web.zoont.us/j/87133898490?pwd=ZkovcjJzVFdRb2VQcFAxdkNWRTYwZzO9

Meeting ID: 871 3389 8490

Passcode: 441444

Shareholders of the Company of record at the close of business on May 15, 2023, will be entitled to receive notice of and vote at the Meeting. Shareholders of the Company who are unable to attend the Meeting are requested to complete, sign, date and return the enclosed form of proxy indicating your voting instructions. A proxy will not be valid unless it is deposited at the office of Computershare Investor Services Inc., Attention: Proxy Department, 510 Burrard Street, Vancouver, British Columbia, V6C 3A8, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting or any adjournment(s) or postponement(s) thereof. Alternatively, a proxy may be voted over the Internet at www.investorvote.corn, by facsimile within North America toll-free at 1-866-249-7775, or outside North America at 1-416-263-9524, or by telephone within North America toll-free at 1-866-732-8683, or outside North America at 1-312-588-4290. If you are not a registered shareholder of the Company, please refer to the accompanying Information Circular for information on how to vote your shares.

DATED at Vancouver, British Columbia, this 15th day of May, 2023.

BY ORDER OF THE BOARD OF DIRECTORS:

“David Hall”
David Hall, Chairman of the Board of Directors

Registered shareholders of the Company unable to attend the Meeting are requested to date, sign and return their form of proxy in the enclosed envelope or to vote by telephone or facsimile or using the internet in accordance with the Instructions on the form of proxy. If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the Meeting.